EXHIBIT 99


FOR IMMEDIATE RELEASE                    Contact: Dennis E. Nixon
                                                  (210) 722-7611 (Laredo)
                                                  Bill West
                                                  (210) 805-0320 (San Antonio)

                 INTERNATIONAL BANCSHARES CORPORATION ANNOUNCES
                        CASH DIVIDEND AND STOCK DIVIDEND

LAREDO, TX, -- April 3, 1997 -- International Bancshares Corporation
("IBC") today announced a cash dividend on its outstanding shares of common stock of $.50 per share for shareholders of record as of April 1, 1997, payable on April 15, 1997. IBC also announced a twenty-five percent (25%) stock split-up effected through a stock dividend on its outstanding shares of common stock for shareholders of record as of May 15, 1997, payable on June 9, 1997. Fractional shares created by the stock dividend will be paid in cash.

IBC is a $3.4 billion multi-bank holding company headquartered in Laredo, Texas, with 63 branch offices and 121 ATMs located in 23 communities in south and southeast Texas.